UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 East Belleview Avenue
Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

(866) 405-5012 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2023, the Board of Directors (the “Board”) of The Western Union Company (the “Company”) increased the size of the Board from 10 to 11 directors and appointed Julie Cameron-Doe to the Board to fill the vacancy resulting from such increase, effective on the same date. In addition, the Board appointed Ms. Cameron-Doe to the Audit Committee of the Board and the Compliance Committee of the Board, also effective December 12, 2023.

The Board has determined that Ms. Cameron-Doe meets the independence requirements of the Company's Corporate Governance Guidelines and the New York Stock Exchange listing standards. There is no arrangement or understanding between Ms. Cameron-Doe and any other persons pursuant to which Ms. Cameron-Doe was selected as a director. There are no transactions involving Ms. Cameron-Doe requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Cameron-Doe will receive the standard compensation effective for 2023 received by the Company’s current non-employee directors, as discussed in the Company’s Proxy Statement dated March 28, 2023, prorated for the time she serves as a director of the Company during 2023.

A copy of the press release announcing the appointment of Ms. Cameron-Doe to the Board is being furnished herewith as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2023, in connection with a periodic review of the Company’s by‑laws, the Board adopted amended and restated by-laws (as amended, the “Amended and Restated By-laws”), effective immediately. Among other things, the amendments effected by the Amended and Restated By-laws:

•
Require that a nominating or proposing stockholder be a stockholder of record through the date of the stockholder meeting;
•
Clarify the procedures and mechanics relating to proxies;
•
Clarify the rules of conduct for stockholder meetings;
•
For annual meetings, provide that if an annual meeting of stockholders is more than 60 (rather than 30) days after the anniversary of the previous year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, notices of nomination or proposed business may be received no earlier than 120 days before such annual meeting nor later than the later of the close of business on (x) the 90th day before such annual meeting, and (y) 10 days after the day on which public disclosure of the annual meeting date is first made by the Company; and
•
Enhance existing procedural mechanics and require additional disclosures in connection with stockholder nominations of directors and submission of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) made in connection with annual and special meetings of stockholders.

The foregoing summary of the amendments effected by the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-laws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated By-laws of The Western Union Company adopted on December 12, 2023.

99.1	Press Release issued by The Western Union Company on December 12, 2023
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY
Dated: December 12, 2023
	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Secretary